Exhibit 99.1

NEWS UPDATE
FOR IMMEDIATE RELEASE
LABARGE ANNOUNCES COMPLETION OF ACQUISITION BY
DUCOMMUN INCORPORATED
ST. LOUIS, June 28, 2011—LaBarge, Inc. (NYSE Amex: LB), a provider of electronics manufacturing services (EMS), announced today that Ducommun Incorporated has completed its acquisition of the Company. The two companies entered into a definitive merger agreement on April 3, 2011. The transaction was approved by LaBarge’s stockholders on June 23, 2011.
Under the terms of the merger agreement, each outstanding share of LaBarge common stock will be cancelled and converted into the right to receive $19.25 in cash. The Company’s common stock will cease trading on the NYSE: Amex exchange after the close of market today and will be delisted. LaBarge stockholders will receive instructions on how to surrender their shares in exchange for payment. Stockholders of record should wait to receive these instructions before surrendering their shares.
LaBarge will be integrated with the Ducommun Technologies (DTI) business segment, and renamed Ducommun LaBarge Technologies. The unit will be led by a senior team of individuals from both entities with LaBarge’s chief operating officer, Randy Buschling, serving as senior vice president of operations.
Craig LaBarge, chairman of the board, chief executive officer and president of LaBarge, said, “It has been my privilege and pleasure to serve as CEO and president of LaBarge for the past 20 years. Today the LaBarge organization begins a new chapter and our outstanding team joins the Ducommun family, ready to continue providing customers with the highest levels of quality and service for complex electronic, electromechanical and mechanical products. I look forward to what the combined organizations can achieve together.”
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LaBarge, Inc.
Completion of acquisition by Ducommun — p. 2 of 2
About LaBarge, Inc.
LaBarge, Inc. is a broad-based provider of electronics to technology-driven companies in diverse markets. The Company provides its customers with sophisticated electronic, electromechanical and mechanical products through contract design and manufacturing services. Headquartered in St. Louis, LaBarge has operations in Arkansas, Missouri, Oklahoma, Pennsylvania, Texas and Wisconsin. The Company’s website may be accessed at www.labarge.com.
About Ducommun Incorporated
Founded in 1849, Ducommun Incorporated provides engineering and manufacturing services to the aerospace, defense, and other industries through a wide spectrum of electronic and structural applications. The company is an established supplier of critical components and assemblies for commercial aircraft and military and space vehicles as well as for the energy market, medical field, and industrial automation. It operates through three primary business units: Ducommun AeroStructures (DAS), Ducommun LaBarge Technologies (DLT), and Miltec. Additional information can be found at www.ducommun.com.
This press release contains forward-looking statements within the meaning of the Private
Securities Litigation Reform Act of 1995. These statements reflect management’s current expectations and involve a number of risks and uncertainties. Actual results may differ materially from such statements due to a variety of factors that could adversely affect LaBarge, Inc.’s operating results. These risks and factors are set forth in documents LaBarge, Inc. files with the Securities and Exchange Commission, specifically in the Company’s most recent Annual Report on Form 10-K and other reports it files from time to time. These forward-looking statements speak only as of the date such statements were made, or as of the date of the report or document in which they are contained, and the Company undertakes no obligation to update such information.
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LaBarge Contact:

Colleen Clements
Director of Corporate Communications
LaBarge, Inc.,
314-812-9409 / colleen.clements@labarge.com

Ducommun Contacts:
Joseph P. Bellino Vice President and Chief Financial Officer (310) 513-7211	or	Chris Witty Investor Relations (646) 438-9385 / cwitty@darrowir.com